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                                                                    EXHIBIT 99.1



                          CORSAIR COMMUNICATIONS, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Mary Ann Byrnes and Martin J. Silver jointly and severally as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Corsair Communications, Inc. (the "Company") to be held on __________, 1998, or at any adjournments or postponements thereof, as specified below, and to vote in the proxyholders' discretion on such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Approval of Merger. A proposal to approve and adopt the Agreement and Plan of Reorganization, dated April 2, 1998 (the "Merger Agreement"), by and among the Company, Anteater Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Subscriber Computing, Inc., a Delaware corporation ("Subscriber"), to approve the Company's acquisition of Subscriber through the merger of Merger Sub with and into Subscriber, with Subscriber being the surviving corporation and becoming a wholly-owned subsidiary of the Company (the "Merger") and to authorize the issuance of the Company's Common Stock as consideration for its acquisition of Subscriber.

           [ ] FOR           [ ] AGAINST             [ ] ABSTAIN


2. Approval of Amendment of 1997 Stock Incentive Plan. A proposal to amend the Company's 1997 Stock Incentive Plan to increase the authorized number of shares of the Company's Common Stock available for issuance under such plan from 1,337,633 to 2,587,633 shares.

           [ ] FOR           [ ] AGAINST             [ ] ABSTAIN

3. Approval of Amendment of 1997 Employee Stock Purchase Plan. A proposal to amend the Company's 1997 Employee Stock Purchase Plan to increase the authorized number of shares of the Company's Common Stock available for issuance under such plan from 166,667 to 266,667 shares.

           [ ] FOR           [ ] AGAINST             [ ] ABSTAIN

        Unless otherwise specified by the undersigned, this proxy will be voted in the manner directed above, but if no contrary direction is made, it will be voted FOR Proposal 1 above, voted FOR Proposal 2 above, voted FOR Proposal 3 above and by the proxyholders', in the proxyholders' discretion, as to any other matters properly transacted at the Special Meeting or any adjournments or postponements thereof. To vote in accordance with the Board of Directors' recommendations, just sign below, no box need be checked.



                                    Dated:______________________________________



                                    ____________________________________________
                                    Signature of Stockholder


                                    ____________________________________________
                                    Printed Name of Stockholder

                                    ____________________________________________
                                    Title (if appropriate)


                                    Please sign exactly as name appears hereon.
                                    If signing as attorney, executor,
                                    administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this proxy.

                                    CHECK HERE IF YOU PLAN TO ATTEND
                                    THE SPECIAL MEETING                [ ]